UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2003

GEOKINETICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-9268	94-1690082
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Riverway, Suite 2100, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (713) 850-7600

Item 7.                 Exhibits.

Exhibit                                            Description

99.1                                                           Press release dated March 19, 2003, announcing stockholders’
    approval of restructuring and reverse stock split proposals.

Item 9.                 Regulation FD Disclosure.

On March 19, 2003, Geokinetics Inc. (the “Company”) announced that at the Annual Meeting of Stockholders held March 18, 2003, stockholders voted to approve a series of debt restructuring transactions and a reverse stock split of its common stock. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.

Dated:    March 20, 2003

GEOKINETICS INC.

By:                              /s/ Thomas J. Concannon

Thomas J. Concannon, Vice President and Chief Financial Officer

410252.1